UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported):

May 24, 2012

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GRAND RIVER COMMERCE, INC.

(Exact name of registrant as specified in its charter)

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Michigan	333-147456	20-5393246
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4471 Wilson Ave., SW, Grandville, Michigan	49418
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (616) 929-1600

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07     Submission of Matters to a Vote of Security Holders.

Grand River Commerce, Inc. (the “Company”) held its 2012 Annual Meeting of Shareholders on Tuesday, May 24, 2012, at 10:00 a.m., at The Pinnacle Center, located at 3330 Highland Dr., Hudsonville, Michigan. The matters listed below were submitted to a vote of the Company's shareholders. Set forth below are the final voting results on each such matter.

1. Election of Directors. Both of the nominated Class 2 directors were approved to serve until the 2015 annual meeting of shareholders. Each nominee was elected and the final results of the votes cast for and votes withheld were as follows:

	Votes	Votes	Broker
Class I Directors	For	Withheld	Non-Votes
Cheryl M. Blouw	941,339	18,330	141,739
Randall L. Hartgerink	951,529	8,200	141,739
David K. Hovingh	954,479	5,250	141,739
[There were no votes against or abstentions.]

2. Ratification of Appointment of Independent Registered Public Accounting Firm.

The shareholders ratified the appointment of Rehmann Robson P.C. as our independent registered public accounting firm for fiscal year ending December 31, 2012 with 1,091,718 shares voted “FOR,” 1,500 shares voted “AGAINST” and 8,250 shares “ABSTAIN.” [There were no broker non-votes.]

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GRAND RIVER COMMERCE, INC.

Date: May 29, 2012	By:	/s/ Robert P. Bilotti
Robert P. Bilotti
President and Chief Executive Officer